Exhibit 99.1
Consent of Oxford Economics USA, Inc.
Wealthfront Corporation
261 Hamilton Avenue
Palo Alto, California 94301
June 18, 2025
To the addressee set forth above:
We, Oxford Economics USA, Inc., hereby consent to the references to our name, and to the quotation of data and statements from our research report dated April 2025 entitled “Forecasting the Growth of Millennial Wealth in the US” prepared by us (the “Report”) and provided to Wealthfront Corporation (the “Company”), in each of (i) the registration statement on Form S-1 (the “Registration Statement”) in relation to the initial public offering of the Company filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (ii) any amendments to the Registration Statement, and (iii) any written correspondence by the Company with the SEC. We also consent to references to our name, and to the quotation of the data and statements from the Report that are included in the Registration Statement, in institutional and retail road shows and other activities in connection with the securities offering that is the subject of the Registration Statement by the Company.

The modelling and results presented in the Report are based on information provided by third parties, upon which Oxford Economics has relied in producing its report and forecasts in good faith. The Report, and the forecasts and conclusions set out within it, contain forward-looking information, that may or may not occur or prove to be accurate. Such forward-looking information is based on current expectations and projections about future events, but it should be noted that many are beyond the control of any participant in the project. Consequently, while the forward-looking information was prepared in good faith, no assurance can be given as to their accuracy or adequacy, or the assumptions underlying the forward-looking information.
We consent to the reference to our firm, under the caption “Market and Industry Data” in the Registration Statement, as acting in the capacity of an author of independent industry publications.
We also hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto.

Sincerely,

OXFORD ECONOMICS USA, INC.

By:	/s/ Adrian Cooper
Name: Adrian Cooper
Title: CEO